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                                 EXHIBIT 10.26



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                              CONSULTING AGREEMENT

          This Consulting Agreement (this "Agreement") is made and entered into as of January 1, 1999, by and between Promus Hotel Corporation, a Delaware corporation ("Promus"), and Peter Ueberroth ("Ueberroth").

          Introduction. Promus and Ueberroth desire to enter into a consulting arrangement whereby Promus will retain Ueberroth to provide consulting services relating to the business of Promus and its subsidiaries (the "Promus Business") for a certain period of time. Accordingly, for certain good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Promus and Ueberroth hereby agree as follows:

          1. Appointment and Acceptance. During the Term (as defined herein), and on the terms and subject to the conditions set forth herein, Promus hereby appoints, engages and retains Ueberroth as a consultant for the Promus Business, and Ueberroth hereby accepts such appointment.

          2. Consulting Services. Ueberroth shall perform such consulting services for Promus relating to the Promus Business as solely directed by Norman Blake, Chief Executive Officer of Promus. The consulting services shall include, without limitation, (a) advice and consultation regarding potential acquisitions to include identification of acquisition targets, and (b) provide liaison services to interested parties with respect to acquisitions. Ueberroth shall at all times comply fully with all applicable laws, ordinances, rules and regulations in performing consulting services hereunder.

         3. Term. Subject to termination in accordance with Section 5 hereof, the term of this Agreement (the "Term") shall begin on January 1, 1999, and shall end on December 31, 1999.

         4. Compensation.

                  (a). Consulting Fee. As compensation for the consulting services performed by Ueberroth under this Agreement, Promus shall (a) pay to Ueberroth a consulting fee in the amount of $75,000 per quarter minus any amounts Ueberroth receives as fees or other compensation for his services as a member of the Board of Directors of Promus in any form. Promus shall not reimburse Ueberroth for costs and expenses incurred in performing the consulting services hereunder. There shall be no other compensation of any kind or nature payable by Promus to Ueberroth in consideration of the consulting services performed hereunder.

                  (b) Income Tax Reporting. Promus shall file annually an Internal Revenue Service form 1099 for compensation rendered to Ueberroth for services performed hereunder. Ueberroth shall be responsible for filing all other required state or federal income and self-employment tax returns with respect to the compensation paid to Ueberroth under this Agreement. Promus shall not make income tax deductions or withholdings from payments made to Ueberroth, and Ueberroth shall be responsible for the payment of all income taxes.

                  (c) Employment Benefits. As an independent contractor, Ueberroth is not eligible for any employment benefits offered by Promus, including participation in

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                 any insurance, disability, vacation, pension, retirement or other plans offered by Promus.

         5. Termination. This Agreement and the rights and obligations of Promus and Ueberroth hereunder may be terminated prior to the expiration of the Term by either party upon thirty (30) days written notice to the other party.

         6. Miscellaneous Provisions.

                 A. Independent Contractor. The parties hereto are independent contractors, and nothing contained herein shall be construed as appointing Ueberroth an employee of Promus. Except as otherwise provided in Section 2 hereof, Promus shall have no control over or supervisory power as to the manner or method of performance by Ueberroth of the consulting services hereunder.

                 B. Notices and Other Communications. All notices, demands, requests and other communications given hereunder shall be made in writing and shall be delivered in person or by certified mail (postage prepaid and return receipt requested), courier or overnight delivery service (delivery charge prepaid), or telecopy. Any notice, demand, request or other communication shall be effective only if and when it is received by the addressee. For the purposes hereof, the addresses and telephone and telecopier numbers of Promus and Ueberroth are as follows:


Promus:           Promus Hotel Corporation                      Ueberroth:      Peter Ueberroth
                  755 Crossover Lane                                            The Contrarian Group
                  Memphis, Tennessee 38117                                      1071 Camelback Street
                  Attention: Chief Executive Officer                            Newport Beach, CA 92660
                  Telephone: (901) 374-6536                                     Telephone: (949) 720-9646
                  Telecopier: (901) 374-6533

Any party hereto may change its address or telephone or telecopier number for the purposes hereof by notifying the other party thereof in the manner provided herein.

                 C. Entire Agreement. This Agreement constitutes the full understanding of the parties, a complete allocation of (risks between them, and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior negotiations, understandings and agreements, whether written or oral, between the parties. Except as otherwise specifically provided in this Agreement, no term, condition, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the provisions of this Agreement shall be effective or binding on the parties, unless the same hereafter is effected in accordance with Section 6.D hereof.

                 D. Amendments. This Agreement may be altered, modified, amended or changed (other than any waiver of any provision hereof, which shall be effective only if made in accordance with Section 6.E hereof) in any manner, but only by a written agreement executed and delivered by all parties.

                 E. Waivers. No waiver by any party of any breach of the covenants set forth herein or any right or remedy provided hereunder and no course of dealing shall be deemed a

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  waiver of the same or any other breach, right or remedy, unless such waiver is in writing and is signed by the party sought to be bound. The failure of a party to exercise any right or remedy shall not be deemed a waiver of such right or remedy in the future.

                  F. Enforceability. This Agreement shall be enforceable by and against Promus and Ueberroth and their respective successors, permitted assignees, heirs and legal representatives.

                  G. Assignment. This Agreement contemplates the provision of skills of a personal nature, and accordingly Ueberroth may not assign, convey, or transfer any obligations of this Agreement. Promus may not assign, convey, transfer or otherwise dispose of its interest in, or its rights and obligations under, this Agreement without the prior written consent of Ueberroth, which consent shall not be unreasonably withheld or delayed. Any assignment, conveyance, transfer or other disposition made or attempted in violation of this Section 6.G shall be void and of no force or effect.

                  H. Remedies. In the event of a breach by a party hereto of any covenant contained in this Agreement, the other party shall be entitled to equitable relief (including, without limitation, specific performance of such covenant), in addition to any and all other remedies to which such party may be entitled hereunder or by law. Any party's full or partial exercise of any remedy shall not preclude any subsequent exercise by such party of the same or any other remedy.

                  I. Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the state of Tennessee without reference to the conflict-of-laws provisions thereof.

          This Agreement is executed and delivered by Promus and Ueberroth as of the date first set forth above.

                                        PROMUS HOTEL CORPORATION


/s/ Peter Ueberroth                     By: /s/ Norman P. Blake
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Peter Ueberroth                         Name: Norman P. Blake
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                                        Title: Chief & CEO
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